UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 23, 2005

PRECIS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2040 North Highway 360
Grand Prairie, Texas 75050

(Address of principal executive offices)

(866) 578-1665

(Issuer’s telephone number)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRECIS, INC.

Form 8-K

Current Report

Table of Contents

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Signature

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)                                Precis, Inc. announces that Frank Apodaca has been named Chief Operating Officer of the Company.  Mr. Apodaca, age 42, joined the company on June 18, 2004, as President and C.E.O. of Access Healthsource, Inc., a wholly owned subsidiary of the company acquired on that date.  On October 27, 2005, Mr. Apodaca was appointed Executive Vice President of the Company.  On February 23, 2005, Mr. Apodaca assumed the role of Chief Operating Officer of the Company.  Mr. Apodaca has been the President and C.E.O. of Access Healthsource, Inc. since 2000.  Mr. Apodaca was President of Advantage Care Network, Inc., a privately held-network of healthcare providers, from 1995 to 1997.  From 1997 to 2000, Mr. Apodaca was President of Apodaca Health Care Associates and of Frontera Associates, L.L.C., both privately-held companies providing healthcare services.   Mr. Apodaca is also associated with various companies operating or associated with National Center for Employment of the Disabled (“NCED”), a non-profit corporation.  His employment agreement with Precis, Inc. allows him to spend a portion of his time serving these NCED associated companies.  In this capacity, he holds executive officer positions with Sahara Companies, a privately-held garment manufacturer, and NCED Mental Health Center, a privately-held psychiatric hospital.  He holds Group I Health, Life, HMO, and AD&D, insurance licenses from the Texas Department of Insurance, and Series 6 & 63 Securities Broker/Dealer licenses.  He attended the University of Texas at El Paso from 1989 through 1993, majoring in business administration.  Mr. Apodaca serves as a Director of NCED/Sahara Companies, NCED Mental Health Center, and Physicians Healthcare Management, Inc., all privately-held, non-profit, companies.

Mr. Apodaca’s employment agreement (filed as Exhibit 2.2 to our report on Form 8-K dated June 18, 2004) is for a three-year term beginning on June 18, 2004; however, the term is automatically extended for additional one-year terms, unless earlier terminated.  The agreement provides, among other things,

•                                          an annual base salary of $225,000, with additional compensation for certain non-competition provisions that aggregates to $225,000 over the three-year term of the agreement; and

•                                          entitlement to fringe benefits including medical and insurance benefits and participation in our 401(k) plan and any other benefit plan we establish, and an automobile allowance of $650 per month.

The agreement requires Mr. Apodaca to devote the required time and attention to our business and affairs necessary to carry out his responsibilities and duties; provided that Mr. Apodaca may devote up to twenty percent (20%) of his time and attention to the affairs of companies associated with National Center for the Employment of the Disabled, a non-profit corporation.

Under the agreement, we may terminate the agreement for “cause”, which includes commitment of a felony, willful refusal to perform the duties and responsibilities required of him which remains uncorrected for 30 days following notice, willful misconduct materially injurious to the Company or its subsidiaries, and his causing the Company to operate in a manner that violates applicable laws or regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIS, INC.

By:	/s/ Judith H. Henkels

Judith H. Henkels
Chairman of the Board of Directors Chief Executive Officer and President

Dated: February 25, 2005